Exhibit 99.1

INVO Fertility Announces Third Quarter 2025 Financial Results

SARASOTA, Fla., November 17, 2025 — INVO Fertility, Inc. (Nasdaq: IVF) (“INVO Fertility” or the “Company”), a healthcare fertility company focused on the establishment, acquisition and operation of fertility clinics and related businesses and technologies, today announced third quarter 2025 financial results.

Q3 2025 Financial Highlights (all metrics compared to Q3 2024 unless otherwise noted)

●	Revenue was $1,757,094, an increase of 23% compared to $1,433,151.
●	Consolidated clinic revenue from the Company’s INVO Center in Atlanta, Georgia, and fertility clinic in Madison, Wisconsin, increased 21% to $1,722,223, compared to $1,418,011.
●	Revenue from all clinics, including both consolidated and equity method clinics, was $1,995,007, an increase of 18% compared to $1,686,093.
●	Net loss was $(2.6) million compared to $(1.6) million.
●	Adjusted EBITDA (see table included) was $(947,568) compared to $(945,949) in the prior year.

Operational and Strategic Highlights

●	Organic Clinic Growth: The Company achieved strong 23% organic growth during the quarter driven by added increased patient flow at its Wisconsin and Georgia clinics. Initiatives to improve patient awareness, expand geographic reach through telehealth capabilities and increase the comprehensive suite of fertility services all contributed to the growth.
●	Acquisition Strategy: The Company’s ongoing acquisition efforts have developed a pipeline of fertility clinics that it believes are interested in becoming part of INVO. The Company believes it offers target clinics a compelling opportunity to help build and become part of a public-company platform within the fertility industry.
●	INVOcell Device Expansion: The Company has expanded clinical and embryology training support and improved pricing for its innovative INVOcell® technology, resulting in 130% year-over-year growth in INVOcell device revenue. This underscores the Company’s dual mission as an innovator of cutting-edge fertility solutions and a provider of compassionate, patient-centered clinical care.
●	Policy Updates: In October 2025, the U.S. Departments of Labor, Health and Human Services, and the Treasury announced that employers can now offer standalone benefit packages to employees interested in coverage for treatment of infertility, including IVF, representing a large opportunity to expand access to IVF coverage and make fertility more affordable and accessible for patients.
●	Operational Efficiencies: The Company continues to focus its efforts to improve operating efficiencies at its clinics to drive enhanced profitability. The clinic efficiencies include a recent strategic partnership with Heidi Health to integrate its innovative AI-powered scribe platform.

Management Commentary

“This quarter showcased meaningful progress across the two core pillars of our growth strategy: strengthening organic performance within our existing operations and advancing accretive acquisition opportunities,” commented Steve Shum, CEO of INVO Fertility. “We saw a robust 18% organic growth across our clinics driven by higher patient volume and increased awareness of our fertility services. This resulted from our enhanced marketing efforts, expanded telehealth reach, and continued investment in a comprehensive suite of fertility offerings, helping more individuals and families access the care they need. At the same time, policy momentum continues to build, with recent federal updates enabling employers to offer standalone infertility benefits—an important step forward in further expanding access to IVF and related treatments nationwide and driving continued strong growth for our industry.”

“We are also executing effectively on our strategic initiatives to scale the business. Our pipeline of target clinics continues to grow, and we expect to complete at least one acquisition in the coming months, as more providers recognize the value of joining our mission to build an exciting, patient-centric platform. And lastly, our INVOcell device expansion initiatives delivered respectable performance, with expanded training support and improved pricing driving 130% year-over-year device revenue growth.”

“Across the organization, we also remain committed to operational efficiency to drive the business toward profitability as we grow,” Shum concluded.

Use of Non-GAAP Measure

Included in this press release is a reconciliation of Adjusted EBITDA. Additional financial tables are included in the Company’s Form 10-Q, which can be found on the Company’s website at invofertility.com/sec-filings or at sec.gov.

Adjusted EBITDA is a non-GAAP measure. This measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. Adjusted EBITDA may be calculated by us differently than other companies that disclose measures with the same or similar terms. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

About INVO Fertility

We are a healthcare services fertility company dedicated to expanding access to assisted reproductive technology (“ART”) care to patients in need. Our principal commercial strategy is focused on building, acquiring, and operating fertility clinics, including “INVO Centers” dedicated primarily to offering the intravaginal culture (“IVC”) procedure enabled by our INVOcell® medical device (“INVOcell”) and US-based, profitable in vitro fertilization (“IVF”) clinics. We have two operational INVO Centers in the United States and one IVF clinic. We also continue to engage in the sale and distribution of INVOcell to third-party owned and operated fertility clinics. INVOcell is a proprietary and revolutionary medical device, and the first to allow fertilization and early embryo development to take place in vivo within the woman’s body. The IVC procedure provides patients with a more connected, intimate, and affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a fraction of the cost of traditional IVF and is a significantly more effective treatment than intrauterine insemination. For more information, please visit invofertility.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

INVO Fertility, Inc.

Steve Shum, CEO

978-878-9505

sshum@invofertility.com

Investor Contact

Lytham Partners, LLC

Robert Blum

602-889-9700

INVO@lythampartners.com

INVO FERTILITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Clinic revenue	$1,722,223	$1,418,011	$5,175,870	$4,763,131
Product revenue	34,871	15,140	82,063	82,903
Total revenue	1,757,094	1,433,151	5,257,933	4,846,034
Operating expenses:
Cost of revenue	1,127,749	988,465	3,266,281	2,700,347
Selling, general and administrative expenses	2,128,088	1,514,593	5,878,459	5,602,703
Research and development expenses	-	-	-	4,880
Impairment loss			1,397,353
(Gain) loss on disposal of fixed assets	-	-	-	511,663
Depreciation and amortization	136,741	230,495	540,940	687,793
Total operating expenses	3,392,578	2,733,553	11,083,033	9,507,386
Loss from operations	(1,635,484)	(1,300,402)	(5,825,100)	(4,661,352)
Other income (expense):
Gain (loss) from equity method investment	12,827	(27,372)	8,012	(9,422)
Gain on lease termination	-	-	-	94,551
Loss from debt extinguishment	(876,165)	-	(1,568,435)	(40,491)
Gain on settlement	-	-	714,500	-
Interest expense	(145,803)	(273,629)	(674,967)	(824,536)
Total other income (expense)	(1,009,141)	(301,001)	(1,520,890)	(779,898)
Net loss from continuing operations before income taxes	(2,644,625)	(1,601,403)	(7,345,990)	(5,441,250)
Income taxes	-	29,259	-	31,095
Net loss from continuing operations	(2,644,625)	$(1,630,662)	$(7,345,990)	$(5,472,345)
Loss on disposition of NTI	-	-	(1,534,517)
Loss from discontinued operations of NTI	-	-	(16,452,562)
Net loss	(2,644,625)	(1,630,662)	(25,333,069)	(5,472,345)

Net loss from continuing operations per common share:
Basic	$(0.77)	$(15.11)	$(5.17)	$(58.88)
Diluted	$(0.77)	$(15.11)	$(5.17)	$(58.88)
Net loss from discontinued operations per common share:
Basic	$-	$-	$(12.66)	$-
Diluted	$-	$-	$(12.66)	$-
Net loss per common share:
Basic	$(0.77)	$(15.11)	$(17.83)	$(58.88)
Diluted	$(0.77)	$(15.11)	$(17.83)	$(58.88)
Weighted average number of common shares outstanding:
Basic	3,447,622	107,949	1,420,853	92,944
Diluted	3,447,622	107,949	1,420,853	92,944

Adjusted EBITDA

	Three Months Ended September 30
	2025	2024

Net loss from continuing operations	$(2,644,625)	$(1,630,662)
Interest expense	144,067	86,980
Amortization of debt discount	1,736	186,649
Tax expense (benefit)	-	29,259
Stock-based compensation	481,430	37,295
Stock option expense	11,918	69,035
Non cash compensation for services	45,000	45,000
Loss from debt extinguishment	876,165	-
Depreciation and amortization	136,741	230,495
Adjusted EBITDA	$(947,568)	$(945,949)